                                                                  EXHIBIT (p)(4)

                             PIMCO CODE OF ETHICS
                             --------------------
                        Effective as of March 31, 2000

                                 INTRODUCTION

                              General Principles

     This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must observe the following general rules:

     1. You must place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

         Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

     2. You must conduct all of your personal Investment Transactions in full compliance with this Code, the PIMCO Advisors L.P. Insider Trading Policy and Procedures (the "Insider Trading Policy"), and the PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO

         Advisors L.P. (the "Special Trading Procedures")/1/ and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL INVESTMENT TRANSACTIONS. In addition, you must comply with the
         --------------------------------
         policies and procedures set forth in the Insider Trading Policy and Special Trading Procedures, which are attached to this Code as Appendix II and III, respectively. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

     3. You must not take inappropriate advantage of your position. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE
                                                             -----------------
         AS A DIRECTOR. Doubtful situations should be resolved against your
         -------------
         personal interest.

                        The General Scope Of The Code's
                Applications To Personal Investment Activities

     The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Bond Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Bond Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

     Rule 17j-1 under the Investment Company Act of 1940 requires reporting of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or

_______________________
/1/ PIMCO expects Allianz of America ("AZOA") to acquire a majority interest in PIMCO Advisors L.P. ("PALP") in the second quarter of 2000. When that acquisition is consummated, the Special Trading Procedures for PALP securities will no longer apply since PALP securities will not be publicly owned or traded.

not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.

     However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places restrictions on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Except for the small number of Portfolio Employees who are responsible for PIMCO's Municipal Bond Fund, this Code also does not place restrictions (beyond reporting) on personal trading in Tax-Exempt Municipal Bonds. Although equities and Tax-Exempt Municipal Bonds are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in those Securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

     This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                         The Organization Of The Code

     The remainder of this Code is divided into three sections. The first section concerns Personal Investment Transactions. The second section describes the restrictions on Gifts And Service As A Director. The third section summarizes the methods for ensuring Compliance under the Code. In addition, the following Appendices are also a part of this Code:

I.    Definitions of Capitalized Terms.
II.   The PIMCO Advisors L.P. Insider Trading Policy and Procedures.
III. The PIMCO Advisors L.P. Policy Regarding Special Trading Procedures for Securities of PIMCO Advisors L.P.
IV.   Form for Acknowledgment of Receipt of this Code.
V.    Form for Annual Certification of Compliance with this Code.
VI.   Form for Initial Report of Accounts.
VII.  Form for Quarterly Report of Investment Transactions.
VIII. Form for Annual Holdings Report.
IX.   Preclearance Request Form
X.    List of PIMCO Compliance Officers.

                                   Questions

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     Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X. Those Compliance Officers compose the PIMCO Compliance Committee.

                       PERSONAL INVESTMENT TRANSACTIONS

                                  In General

     Subject to the limited exceptions described below, you are required to report all Investment Transactions in Securities and Futures Contracts made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must preclear certain Investment Transactions in Securities and Futures Contracts that PIMCO holds or may acquire on behalf of an Advisory Client, including certain Investment Transactions in Related Securities.

     The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, e.g. Advisory Employee, Beneficial Ownership, Designated Equity Security, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Investment Transaction, Personal Account, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, and Security. The definitions of these capitalized terms are set forth in Appendix I. To understand your responsibilities under the Code, it is important that you review and understand the definitions in Appendix I.

                             Reporting Obligations

     Notification Of Reporting Obligations

     As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

     Use Of Broker-Dealers And Futures Commission Merchants

     Unless you are an independent director, you must use a registered broker-dealer or registered futures commission merchant to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

     Initial Report

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     Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix VI.

     On that same form you shall supply the name of any broker, dealer, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

     In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

     1. A description of the Security or Futures Contract, including its name or title;

     2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

     3. The name of any broker, dealer, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

     New Accounts

     Immediately upon the opening of a new Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

     Timely Reporting Of Investment Transactions

     You must cause each broker, dealer, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

     In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial

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Ownership interest that was established without the use of a broker, dealer, bank or futures commission merchant.

     Quarterly Certifications And Reporting

     At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or Futures Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

     You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply this information to PIMCO:

     1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

     2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

     3. The price of the Security or Futures Contract at which the transaction was effected; and

     4. The name of the broker, dealer, bank, or futures commission merchant with or through which the transaction was effected.

You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VIII, which form shall also be used for the Annual Holdings Report described below.

     Annual Holdings Reports

     Beginning with calendar year 2000, a Compliance Officer will provide to you, promptly after the end of the calendar year, a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a

                                       6
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Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

     You shall provide, on a copy of the form attached hereto as Appendix VIII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

     1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     2. The name of any broker, dealer, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

     Related Accounts

     The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

     It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

     Exemptions From Reporting

     You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

     You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only

                                       7
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Exempt Securities. This includes accounts that only hold U.S. Government
Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                      Prohibited Investment Transactions

     Initial Public Offerings of Equity Securities

     If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

     Private Placements and Initial Public Offering of Debt Securities

     If you are a Portfolio Employee, you may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

     If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in Securities through a Private Placement, you must disclose that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

     PIMCO Advisors L.P.

     You may not engage in any Investment Transaction in interests in PIMCO Advisors L.P. ("PALP"), except in compliance with the Special Trading Procedures applicable to such transactions./2/

                                  Preclearance

     All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

     Preclearance Procedure

     Preclearance shall be requested by completing and submitting a copy of the preclearance request form attached hereto as Appendix IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of

_______________________
/2/   As indicated in note 1, above, those procedures will expire and no longer be effective after AZOA completes its acquisition of a majority interest in PALP.

                                       9
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the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

     Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending buy or sell order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

     Exemptions From Preclearance

     Preclearance shall not be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

          Investment Transactions Exempt From Preclearance
          ------------------------------------------------

     Preclearance shall not be required for any of the following Investment
Transactions:

     1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

     2.  Purchases of Securities under dividend reinvestment plans.

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     3.  Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

         Securities Exempt From Preclearance
         Regardless Of Transaction Size
         ------------------------------

     Preclearance shall not be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

     1. All "Exempt Securities" defined in Appendix I, i.e. U.S. Government Securities, shares in open-end mutual funds, and high quality short-term debt instruments.

     2. All closed-end mutual funds (other than PIMCO Commercial Mortgage Securities Trust, Inc.), and rights distributed to shareholders in closed-end mutual funds.

     3.  All options on any index of equity Securities.

     4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

     6. Except for Designated Equity Securities (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

         Securities Exempt from Preclearance
         Depending On Transaction Size
         -----------------------------

     Preclearance shall not be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of Fixed Income Securities or Tax-Exempt Municipal Bonds market):

     1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

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     2.  Purchases or sales of the following dollar values (measured in market value or face amount, whichever is greater) of corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments (hereinafter collectively referred to as "Relevant Debt Securities"):

         a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

         b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

          c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

     Preclearance of Designated Equity Securities
     --------------------------------------------

     If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

          Futures Contracts Exempt From Preclearance
          Regardless Of Transaction Size
          ------------------------------

     Preclearance shall not be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

     1.  Currency Futures Contracts.

     2.  U.S. Treasury Futures Contracts.

     3.  Eurodollar Futures Contracts.

     4.  Futures Contracts an any index of equity Securities.

     5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

     6.  Privately-Traded Contracts.

         Futures Contracts Exempt From Preclearance
         Depending On Transaction Size
         -----------------------------

     Preclearance shall not be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

     1. Purchases or sales of up to 50 Publicly-Traded Futures Contracts to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     2. Purchases or sales of up to 10 of each other individual Publicly-Traded Futures Contract if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

          Additional Exemptions From Preclearance
          ---------------------------------------

     The Compliance Committee may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

          Preclearance Required
          ---------------------

     Given the exemptions described above, preclearance shall be required for Investment Transactions in:

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     1.  Designated Equity Securities.

     2. Relevant Debt Securities (as defined under the section "Securities Exempt from Preclearance Depending on Transaction Size, paragraph 2") in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities.

     3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

     4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or (3) above.

     5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

     7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

     8.  PIMCO Commercial Mortgage Securities Trust, Inc.

                          Short-Term Trading Profits

     You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of Fixed Income Securities, Tax-Exempt Municipal Bonds or Related Securities. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of Designated Equity Securities. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

     This ban does not apply to Investment Transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described on pages 9-10, above.

     You are considered to profit from a short-term trade if Securities in which you have a Beneficial Ownership interest are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                               Blackout Periods

     You may not purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

     As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending buy or sell order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

     These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                        GIFTS AND SERVICE AS A DIRECTOR

                                     Gifts

     You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You may, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you may attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.

                             Service As A Director

     If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                  COMPLIANCE

                                Certifications

     Upon Receipt Of This Code

     Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:

     1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

     2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

     3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

     4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

     Annual Certificate Of Compliance

     You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix V, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                             Post-Trade Monitoring

     The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                               Remedial Actions

     If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

     The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                       Reports To Directors And Trustees

     Reports Of Significant Remedial Actions

     The General Counsel of PIMCO Advisors L.P. and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of each significant remedial action taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator.

     Reports of Material Changes To The Code

     PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

     Annual Reports

     PIMCO's management will furnish a written report annually to the General Counsel of PIMCO Advisors L.P. and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

     1. Describe any significant issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or those procedures and sanctions imposed in response to material violations; and

     2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                 Recordkeeping

     Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

          (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

          (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

          (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

          (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports; and

          (e) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made.

     2.  PIMCO shall also maintain the following additional records:

          (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

          (b) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

          (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a

               Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                  APPENDIX I

                       Definitions Of Capitalized Terms

     The following definitions apply to the capitalized terms used in the Code:

Advisory Employee

     The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

Beneficial Ownership

     As a general matter, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. You are presumed to have a Beneficial Ownership interest in any Security or Futures Contract held, individually or jointly, by you or a member of your Immediate Family (as defined below). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a joint account to which you are a party, (2) a partnership in which you are a general partner, (3) a limited liability company in which you are a manager-member, or (4) a trust in which you or a member of your Immediate Family has a vested interest.

     As a technical matter, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. (S)240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Designated Equity Security

     The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

Exempt Security

     The term "Exempt Security" shall mean any Security not included within the definition of Covered Security in SEC Rule 17j-l(a)(4) (17 C.F.R. (S) 17j-1(a)(4)), including:

     1.  Direct obligations of the Government of the United States;

     2.  Shares issued by open-end Funds; and

     3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

Fixed Income Security

     For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

Fund

     The term "Fund" means an investment company registered under the Investment Company Act.

Futures Contract

     The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract").
Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded

Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

Immediate Family

     The term "Immediate Family" means any of the following persons who reside in your household or depend on you for basic living support: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

Initial Public Offering

          The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. (S) 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o(d)).

Investment Transaction

     For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

Personal Account

     The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

Portfolio Employee

     The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Advisers Act (15 U.S.C. (S) 80a-2(a)(9)).

Private Placement

     The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. (S) 77d(2) or (S) 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. (S)(S) 230.504, 230.505, or 230.506) under the Securities
Act of 1933.

Qualified Foreign Government

     The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

Related Account

     The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

Related Security

     The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

Security

     As a general matter, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract other than an Exempt Security (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

     As a technical matter, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C. (S) 80a-2(a)(36)), which defines a Security to mean:

     Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

Tax-Exempt Municipal Bond

     The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                  Appendix IV

                           ACKNOWLEDGMENT OF RECEIPT

                                    of the
                                Code of Ethics
                                    and the
                   Insider Trading Policy and Procedures of

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

     I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code.
I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.



Date: _____________________________       __________________________________
                                          Signature



                                          __________________________________
                                          Print Name

                                  Appendix V

                      ANNUAL CERTIFICATION OF COMPLIANCE

                                   with the
                               Code of Ethics of

                     PACIFIC INVESTMENT MANAGEMENT COMPANY



     I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.



Date: ______________________________     ___________________________________
                                         Signature



                                         ___________________________________
                                         Print Name

                                  Appendix VI

                          INITIAL REPORT OF ACCOUNTS

                                Pursuant to the
                               Code of Ethics of

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

     In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements./1/

     In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)  Name of employee:                             _____________________________

(2)  If different than #1, name of the person
     in whose name the account is held:            _____________________________

(3)  Relationship of (2) to (1):                   _____________________________

(4)  Firm(s) at which Account is maintained:       _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

(5)  Account Number(s):                            _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

(6)  Phone number(s) of Broker or Representative:  _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________



________________________

/1/ The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

(7)  Account holdings:

     Name of Security     Quantity     Principal Amount   Custodian

 1.  __________________   ___________   _______________   _______________

 2.  __________________   ___________   _______________   _______________

 3.  __________________   ___________   _______________   _______________

 4.  __________________   ___________   _______________   _______________

 5.  __________________   ___________   _______________   _______________

(Attach additional sheets if necessary)

     I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.



               Person Who                Description
           Owns the Security           of the Security
          Or Futures Contract        Or Futures Contract           Quantity             Principal Amount             Custodian
          -------------------        -------------------           --------             ----------------            ----------

1.     __________________________  _______________________  _______________________  _______________________  ______________________

2.     __________________________  _______________________  _______________________  _______________________  ______________________

3.     __________________________  _______________________  _______________________  _______________________  ______________________

4.     __________________________  _______________________  _______________________  _______________________  ______________________

5      __________________________  _______________________  _______________________  _______________________  ______________________

(Attach additional sheets if necessary.)


     I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.



                                    ____________________________________
                                    Signature



                                    ____________________________________
                                    Print Name


Date:  _______________

Attachments

                                 Appendix VII

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

                         PIMCO FUNDS DISTRIBUTORS LLC

                  QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                     FOR THE QUARTER ENDED ______________


================================================================================
Please mark one of the following:

     [_]  No reportable Investment Transactions have occurred.

     [_] Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended./1/ I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction   Title, Interest Rate and Maturity   Number of Shares or Contracts  Nature of Transaction  Transaction  Broker, Dealer,
   Date      Date of Security or Futures Contract      And Principal Amount       (i.e., Buy or Sell)      Price       Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each quarter for PIMCO Funds Distributors LLC.

                           SIGNED:     _____________________________________

                           PRINT NAME: _____________________________________

                           DATE:       _____________________________________

_____________________________
/1/ The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1.   Please see the Code of Ethics for a     10.  Duplicate Broker Reports. Please
     full description of the Investment           remember that duplicates of all
     Transactions that must be reported.          trade confirmations, purchase and
                                                  sale reports, and periodic
2.   Transaction Date. In the case of a           statements must be sent to the firm
     market transaction, state the trade          by your broker. You should use the
     date (not the settlement date).              address above.

3.   Title of Security or Futures
     Contract. State the name of the
     issuer and the class of the
     Security (e.g., common stock,
     preferred stock or designated issue
     of debt securities). For Fixed
     Income Securities, please provide
     the Security's interest rate and
     maturity date. For a Futures
     Contract, state the title of any
     Security subject to the Futures
     Contract and the expiration date of
     the Futures Contract.

4.   Number of Shares or Contracts and
     Principal Amount. State the number
     of shares of Securities, the face
     amount of Fixed Income Securities
     or the units of other securities.
     For options, state the amount of
     securities subject to the option.
     Provide the principal amount of
     each Security or Futures Contract.
     If your ownership interest was
     through a spouse, relative or other
     natural person or through a
     partnership, trust, other entity,
     state the entire quantity of
     Securities or Futures Contracts
     involved in the transaction. You
     may indicate, if you wish, the
     extent of your interest in the
     transaction.

5.   Nature of Transaction. Identify the
     nature of the transaction (e.g.,
     purchase, sale or other type of
     acquisition or disposition).

6.   Transaction Price. State the
     purchase or sale price per share or
     other unit, exclusive of brokerage
     commissions or other costs of
     execution. In the case of an
     option, state the price at which it
     is currently exercisable. No price
     need be reported for transactions
     not involving cash.

7.   Broker, Dealer, Bank or FCM
     Effecting Transaction. State the
     name of the broker, dealer, bank or
     FCM with or through which the
     transaction was effected.

8.   Signature. Sign and date the report
     in the spaces provided.

9.   Filing of Report. A report should
     be filed NOT LATER THAN 10 CALENDAR
              --------------------------
     DAYS after the end of each calendar
     ----
     quarter with:

          PIMCO
          ATTN:  Compliance Officer
          840 Newport Center Drive
          Suite 300
          Newport Beach, CA 92660

                                 Appendix VIII

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

                         PIMCO FUNDS DISTRIBUTORS LLC

                          ANNUAL HOLDINGS REPORT AND
               FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

================================================================================
               FOR THE YEAR AND QUARTER ENDED _________________
================================================================================

     I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 2000 calendar year were held in Personal Accounts or Related Accounts identified on the attached list, for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year./1/ I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely duplicate broker reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 2000 calendar year:

                Title, Interest Rate and Maturity            Number of Shares or Contracts        Broker, Dealer,
              Date of Security or Futures Contract               And Principal Amount             Bank or FCM
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________


___________________________________
/1/ The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

     Except as indicated below, all reportable Investment Transactions during the quarter ended _________________, were made through Personal Accounts and Related Accounts identified on the attached list, which, except as indicated, represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the duplicate broker reports referenced above.

Transaction  Title, Interest Rate and Maturity   Number of Shares or Contracts  Nature of Transaction  Transaction  Broker, Dealer,
  Date       Date of Security or Futures Contract      And Principal Amount       (i.e., Buy or Sell)      Price      Bank or FCM

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO FUNDS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS PERSONS:
You will not have to fill out an extra form for each year for PIMCO Funds Distributors LLC.

                             SIGNED:     ____________________________________

                             PRINT NAME: ____________________________________

                             DATE:       ____________________________________

1.   Please see the Code of Ethics for a     10.   Duplicate Broker Reports.   Please
     full description of the Investment            remember that duplicates of all trade
     Transactions that must be reported.           confirmations, purchase and sale
                                                   reports, and periodic statements must
2.   Transaction Date. In the case of a            be sent to the firm by your broker.
     market transaction, state the trade           You should use the address above.
     date (not the settlement date).

3.   Title of Security or Futures
     Contract. State the name of the
     issuer and the class of the
     Security (e.g., common stock,
     preferred stock or designated issue
     of debt securities). For Fixed
     Income Securities, please provide
     the Security's interest rate and
     maturity date. For a Futures
     Contract, state the title of any
     Security subject to the Futures
     Contract and the expiration date of
     the Futures Contract.

4.   Number of Shares or Contracts and
     Principal Amount. State the number
     of shares of Securities, the face
     amount of Fixed Income Securities
     or the units of other securities.
     For options, state the amount of
     securities subject to the option.
     Provide the principal amount of
     each Security or Futures Contract.
     If your ownership interest was
     through a spouse, relative or other
     natural person or through a
     partnership, trust, other entity,
     state the entire quantity of
     Securities or Futures Contracts
     involved in the transaction. You
     may indicate, if you wish, the
     extent of your interest in the
     transaction.

5.   Nature of Transaction. Identify the
     nature of the transaction (e.g.,
     purchase, sale or other type of
     acquisition or disposition).

6.   Transaction Price. State the
     purchase or sale price per share or
     other unit, exclusive of brokerage
     commissions or other costs of
     execution. In the case of an
     option, state the price at which it
     is currently exercisable. No price
     need be reported for transactions
     not involving cash.

7.   Broker, Dealer, Bank or FCM
     Effecting Transaction. State the
     name of the broker, dealer, bank or
     FCM with or through which the
     transaction was effected.

8.   Signature. Sign and date the report
     in the spaces provided.

9.   Filing of Report. A report should
     be filed NOT LATER THAN 10 CALENDAR
              --------------------------
     DAYS after the end of each calendar
     ----
     quarter with:

          PIMCO
          ATTN:  Compliance Officer
          840 Newport Center Drive
          Suite 300
          Newport Beach, CA 92660

                                  Appendix IX

                           PRECLEARANCE REQUEST FORM
                           -------------------------

     This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement./1/

     No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)  Your Name:                                                        _____________________________________

(2)  If the Investment Transaction will be in someone else's name or
     in the name of a trust, the name of that person or trust:         _____________________________________

     The relationship of that person or trust to you:                  _____________________________________

(3)  Name of the firm (e.g., broker, dealer, bank, futures
                       ---
     commission merchant) through which the Investment Transaction
     will be executed:                                                 ____________________________________

     The relevant account number at that firm:                         ____________________________________

(4)  Issuer of the Security or identity of the Futures Contract for
     which preclearance is requested:                                  ____________________________________

     The relevant CUSIP number or call symbol:                         ____________________________________

(5)  The maximum number of shares, units or contracts for which preclearance is requested, or the market value or face amount of the Fixed Income Securities for which preclearance is requested:  ____________________________________


(6)  The type of Investment Transaction for which preclearance is
 requested (check all that apply):                                     ____ Purchase  ___ Sale  ____ Market Order
                                                                       ____ Limit Order (Price Of Limit Order:_______)

Please answer the following questions TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:
                                      ----------------------------------------

(a)  Do you possess material nonpublic information regarding the Security or
     Futures Contract identified above or regarding the issuer of that Security?   ____ Yes   ____ No

(b)  Is the Security or Futures Contract identified above held by any PIMCO
     Advisory Client or is it a Related Security (as defined in the PIMCO Code)?   ____ Yes   ____ No

______________________________

/1/ Preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

(c)  Is there a pending buy or sell order on behalf of a PIMCO Advisory
     Client for the Security or Futures Contract identified above or for a
     Security for which the Security identified above is a Related Security?       ____ Yes   ____ No

 (d) Do you intend or do you know of another's intention to purchase or sell the Security or Futures Contract identified above, or a Security for which
     the Security identified above is a Related Security, on behalf of a PIMCO     ____ Yes   ____ No
     Advisory Client?

 (e) Has the Security or Futures Contract identified above or a Related
     Security been considered for purchase by a PIMCO Advisory Client within the most recent 15 days?  (Note: rejection of any opportunity to purchase the
     Security or Futures Contract for an Advisory Client would require an
     affirmative response to this question.)                                       ____ Yes   ____ No

 (f) If you are a Portfolio Employee, is the Security being acquired in an
     Initial Public Offering?/2/                                                   ____ Yes   ____ No

(g)  If you are a Portfolio Employee, are you acquiring or did you acquire
     Beneficial Ownership of the Security in a Private Placement?/3/               ____ Yes   ____ No

(h)  If you are seeking preclearance of a purchase or sale of  Securities, have you purchased or sold the same or similar Securities, or have you acquired or disposed of a Beneficial Ownership interest in the same or
     similar  Securities, within the past 60 calendar days?/4/                     ____ Yes   ____ No


By executing this form, you hereby certify that you have reviewed the PIMCO Code of Ethics and believe that the Investment Transaction for which you are requesting preclearance complies with the General Principles and the specific requirements of the PIMCO Code.


                                        ________________________________________
                                                  Employee Signature



                                        ________________________________________
                                                  Print or Type name



                                        ________________________________________
                                                    Date Submitted


____________________________

/2/ Under the PIMCO Code, Portfolio Employees generally are not permitted to acquire Securities in an Initial Public Offering.

/3/ The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.

/4/ Under the PIMCO Code, you may not profit from short-term trades in Fixed Income Securities. A Portfolio Employee may not profit from short-term trades in Designated Equities Securities and a Municipal Bond Portfolio Employee may not profit from short-term trades in Tax-Exempt Municipal Bonds. This rule does not apply to transactions in U.S. Government Securities, mutual fund shares, index options or Futures Contracts.

You are authorized to execute the Investment
Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.


 _________________________________________________
               Compliance Officer


 _________________________________________________
              Date of Authorization

                                  Appendix X

                              COMPLIANCE OFFICERS

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

                                March  31, 2000



            PIMCO's Compliance Officers, as of March 31, 2000, are:


                               Denise C. Seliga
                          (Chief Compliance Officer)

                              Mohan V. Phansalkar

                              Ernest L. Schmider

                                Richard M. Weil